Exhibit 99.1
Highland Distressed Opportunities, Inc.
Announces Board Approval of Reorganization
DALLAS—(BUSINESS WIRE)—December 19, 2008—Highland Distressed Opportunities, Inc. (the “Company”) (NYSE: HCD) today announced that its Board of Directors approved a reorganization of the Company into Highland Credit Strategies Fund (the “Trust”) (NYSE: HCF), a nondiversified closed-end management investment company also managed by Highland Capital Management, L.P. (“Highland”).
The closing of the reorganization is subject to several conditions, including the approval of the Company’s stockholders. If stockholders of the Company do not approve the reorganization or, if such other conditions are not satisfied or waived, the Company will continue its current operations. There is no assurance that the requisite stockholder approval will be obtained for the reorganization.
The Company currently expects that it will file with the Securities and Exchange Commission a proxy statement/prospectus with respect to the reorganization in the near future, and mail the proxy statement/prospectus to Company stockholders to solicit approval of the reorganization in February 2009. It is currently expected that no approval of the Trust’s shareholders will be required. The Company and the Trust will bear the costs of the reorganization. It is currently expected that the reorganization will qualify as a tax-free reorganization for federal income tax purposes. The number of shares of the Trust (and cash for fractional shares) that stockholders of the Company will receive in the reorganization will be based on the relative net asset values of the Company and the Trust as of the close of business on the valuation day for the reorganization.
Subject to stockholder approval and the satisfaction or waiver of certain conditions, the reorganization is currently expected to occur in the 1st or 2nd quarter of 2009.
Highland, the investment adviser to the Company and the Trust, is a leading alternative investment management firm specializing in credit and structured products. Headquartered in Dallas, Texas, Highland manages assets on behalf of investors around the world with offices in New York, Singapore, and London.

About Highland Distressed Opportunities, Inc.
Highland Distressed Opportunities, Inc. (the “Company”, “we,” “us” and “our”) is a recently-organized, non-diversified closed-end company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is total return generated by both capital appreciation and current income. We intend to invest primarily in financially-troubled or distressed companies that are either middle-market companies or unlisted companies by investing in senior secured debt, mezzanine debt and unsecured debt, each of which may include an equity component, and in equity investments. Generally, distressed companies are those that (i) are facing financial or other difficulties and (ii) are or have been operating under the provisions of the U.S. Bankruptcy Code or other similar laws or, in the near future, may become subject to such provisions or otherwise be involved in a restructuring of their capital structure.
This press release may contain forward-looking statements describing the Company’s future plans and objectives. These forward-looking statements, as well as future oral and written statements by the management of the Company, are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (“SEC”).
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “could,” “estimates,” “potential,” “continue,” “target,” or the negative of these terms or other similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law.
Persons considering an investment in the Company should consider the investment objective, risks, and charges and expenses of the Company carefully before investing. Such information and other information about the Company will be available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and current reports on Form 8-K. Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.
Shareholder Services: hfinfo@hcmlp.com, (877) 247-1888